AVAX Technologies, Inc.                                             Exhibit 11.1
Computation of Earnings (Loss) Per Share 10Q

     Month of                                Months O/S      Weighted     Three Months     Three Months     Six Months    Six Months
   Issuance For              Number of       Each Given      Average          Ended           Ended           Ended         Ended
   F/S Purposes               Shares            Year         Shares          6/30/98         6/30/99         6/30/98       6/30/99
   ------------               ------            ----         ------          -------         -------         -------       -------
January '90                   582,500                                        582,500         582,500         582,500         582,500

August '91                    230,000                                        230,000         230,000         230,000         230,000

June '92                      287,098                                        287,098         287,098         287,098         287,098

Series A Preferred:
June '92                      259,375                                        (a)             (a)             (a)             (a)
July '92                       59,375
Sept '92                        3,125
                            ---------
                              321,875
                            ---------

July '93                        7,358
November '93                    1,359
                            ---------
                                8,717                                          8,717           8,717           8,717           8,717
                            ---------

July '94                        3,750                             --           3,750           3,750           3,750           3,750

April '95                    (111,330)
May '95                      (196,618)
September '95                 402,490
November '95                1,374,728
                            ---------
                            1,469,270                                      1,469,270       1,469,270       1,469,270       1,469,270
                            ---------

March '96                     (77,901)
May & June '96                321,875
May & June '96                129,099
June '96                          500
July '96 (c)                   46,875
                            ---------
                              420,448                                        420,448         420,448         420,448         420,448
                            ---------

June '97 (e)                  371,756
July, August & Sept '97       661,901
Oct, Nov & Dec '97            402,153
                            ---------
                            1,435,810                                      1,435,810       1,435,810       1,435,810       1,435,810
                            ---------

Jan, Feb & March '98          285,832                                        285,832         285,832         214,374         285,832
April, May & June '98         353,236                                        176,618         353,236          88,309         353,236
July, Aug & Sept            4,319,243                                             --       4,319,243              --       4,319,243
Oct., Nov. & Dec '98          464,329                                             --         464,329              --         464,329
Jan, Feb & March '99          305,570            4.5                              --         305,570              --         229,178
April, May & June '99         442,897            1.5                              --         221,449              --         110,724


June '96                        9,375
Treasury Shares                   (96)
                            ---------
                                9,279                                          9,375           9,375           9,375           9,375
                            ---------

CheapWarrants (b):
January and February '96
and August '95                120,000
Treasury Shares                (1,225)
                            ---------
                              118,775                                        100,000         100,000         100,000         100,000
                            ---------

June, July and ( d )
September '92 warrants         35,337
Treasury Shares               (23,348)
                            ---------
                               11,989                                         35,337          35,337          35,337          35,337
                            ---------


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

AVAX Technologies, Inc.                                             Exhibit 11.1
Computation of Earnings (Loss) Per Share 10Q (continued)


                            Three Months  Three Months     Six Months     Six Months
                               Ended         Ended           Ended          Ended
                              6/30/98       6/30/99         6/30/98        6/30/99

                            -------------------------------------------------------
Weighted Average Shares      5,044,755     10,531,964      4,884,988     10,344,847
                            =======================================================
Net Income (Loss)
  Attributable to Common
  Stockholders              (1,559,428)    (1,902,897)    (2,959,734)    (3,542,808)
Net Income (Loss)
  Per Share                      (0.31)         (0.18)         (0.61)         (0.34)

(a) - Not included because it would be anti-dilutive
(b) - represents bridge loan warrants (100,000) issued within one year of IPO, exercised after June '96 Also includes 20,000 bridge placement warrants issued within one year of IPO, not yet exercised, and excludes 11,250 bridge placement warrants issued prior to June '95, not yet exercised (20,000 + 11,250 = 31,250 total bridge placement warrants)
(c) - represents the non-cheap portion of the bridge warrants exercised in July issued prior to June '95 (9,375 + 100,000 + 46,875 = 156,250 total bridge warrants)
(d) - represents additional warrants, exercised in June '97 in cashless exercise, issued under anti-dilution provisions within one year of IPO
(e) - includes 14,433 additional warrants, exercised in June '97 in a cashless exercise, issued under anti-dilution provisions more than one year prior to IPO


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